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                                                                    EXHIBIT 99.1

                          CONSENT OF DIRECTOR NOMINEE

To Tower Realty Trust, Inc.:

     Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, I hereby consent to the references in the Registration Statement of Tower Realty Trust, Inc. (the "Company") on Form S-11, and amendments thereto, which indicate that I have accepted a nomination to become a director of the Company subsequent to the closing of the Company's initial public offering.

                                          /s/ ROBERT M. ADAMS

                                          --------------------------------------
                                          Robert M. Adams

Dated: August 4, 1997